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                                                                   Exhibit 23.02

                              ACCOUNTANT'S CONSENT

The Board of Directors
Showboat, Inc.

We consent to the use of our reports included and incorporated herein by reference and to the references to our Firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG PEAT MARWICK

Las Vegas, Nevada

August 3, 1994